EXHIBIT 10.17

                           SEVENTH AMENDMENT TO THE
                        CLUBCORP STOCK INVESTMENT PLAN


Amendment made this 5th day of January, 1998, by Club Corporation International (the "Company").

                             W I T N E S S E T H:
                             -------------------

WHEREAS, the Company maintains the ClubCorp Stock Investment Plan (the "Plan"); and

WHEREAS, the Company amended and restated the Plan effective January 1, 1995 and subsequently amended the Plan to make certain technical qualification changes in response to a request from the Internal Revenue Service; and

WHEREAS, the Company subsequently amended the Plan on several occasions to make other changes desired by the Company; and

WHEREAS, the Company now desires to amend the Plan in accordance with the Taxpayer Relief Act of 1997 to allow for the involuntary cashout of the vested accounts of terminated participants that do not exceed $5,000; and

WHEREAS,  the Plan may be amended by the Company pursuant to the provisions of
Article  XV  of  the  Plan,  and  the  Company  desires  to  amend  the  Plan.

     NOW,  THEREFORE,  the Plan is amended as follows, effective as of January
1,  1998,  for  distributions  occurring  after  December    31,  1997:


1. Existing Section 11.02(3) is deleted in its entirety, and the following is substituted in its place:

"11.02(3)          Notwithstanding  the provisions of Subsection 11.02(1), and subject to Section 11.03, if a Participant has a Termination of Employment or retires due to Disability and his vested Account at such time exceeds Five Thousand Dollars ($5,000), the amounts owing to such Participant shall be distributed in a single lump sum as soon as administratively possible after such Participant attains age sixtyfive (65) or dies, unless such Participant has delivered to the Plan Administrator his consent, in such form as prescribed by the Plan Administrator, to a distribution at an earlier time."

2. Existing Section 11.02(4) is deleted in its entirety, and the following is substituted in its place:

"11.02(4)          If, upon Termination of Employment for any reason, or, when distributions are required to commence to a Participant pursuant to Subsection 11.03(1), the value of the vested portion of a Participant's Account is Five Thousand Dollars ($5,000) or less, then his Account shall be paid to or for the benefit of the Participant, or in the case of his death, to or for the benefit of his Beneficiary or Beneficiaries, as a lump sum payment as soon as administratively feasible.

3. The first paragraph of existing Section 11.05 is deleted in its entirety, and the following is substituted in its place:

"11.05 BENEFITS PAYABLE PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any other provision of the Plan to the contrary, immediate distribution of benefits payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order shall be permitted even though the Participant whose benefits have been assigned to the Alternate Payee would not be entitled to receive a distribution at such time, if all of the following requirements are met: (i) the Participant's Account is one hundred percent (100%) vested, (ii) the entire amount payable to the Alternate Payee does not exceed Five Thousand Dollars ($5,000), or the Alternate Payee has requested immediate distribution in such form as prescribed by the Plan Administrator, (iii) allocation pursuant to Section 6.04 of all amounts required to be paid to the Alternate Payee has been completed, (iv) the Qualified Domestic Relations order requires or permits immediate distribution, and (v) the conditions of 11.01(1) as to form of payment are met.


4. Existing Section 12.06(3) is deleted in its entirety, and the following is substituted in its place:

"12.06(3) In the event of Plan termination, amounts that were forfeited pursuant to the provisions of Section 12.06(2) which exceeded $5,000 or were otherwise distributable without Participant consent, shall be considered lost. If the period of time since forfeiture for such lost benefits exceeds the applicable state escheat period, the forfeiture shall become permanent upon Plan termination. All other amounts forfeited pursuant to Section 12.06(2) shall be reinstated as of the Plan's termination date."


IN WITNESS WHEREOF, this Amendment has been executed the day and year first above written.

                                          CLUB CORPORATION INTERNATIONAL


                                          By:   /s/ Kim S. Besse

                                          Its:  Vice President Human Resources